Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

FOR IMMEDIATE RELEASE

Pennsylvania Real Estate Investment Trust

Reports Second Quarter 2007 Results

Philadelphia, PA, July 31, 2007 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2007.

Financial Results

•

Net income available to common shareholders for the second quarter of 2007 was $0.5 million, or $0.01 per diluted share, unchanged from the second quarter of 2006. For the six months ended June 30, 2007, net income available to common shareholders was $6.2 million, or $0.15 per diluted share, compared to a net loss allocable to common shareholders of $(2.3) million, or $(0.08) per diluted share, for the first six months of 2006.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $72.9 million in the second quarter of 2007, unchanged from the second quarter of 2006. For the six months ended June 30, 2007, NOI was $146.4 million, a 1.3% decrease compared to $148.3 million for the six months ended June 30, 2006.

•

Funds From Operations (“FFO”) for the second quarter of 2007 were $33.9 million, a 3.0% increase from $32.9 million in the second quarter of 2006. FFO per diluted share was $0.82 in the second quarter of 2007, a 1.2% increase compared to $0.81 in the second quarter of 2006. FFO for the six months ended June 30, 2007 was $67.1 million, or $1.62 per diluted share, representing increases of 3.9% and 2.5%, respectively, compared to $64.6 million, or $1.58 per diluted share, for the first six months of 2006.

Net income for the second quarter of 2007 includes a $1.5 million gain on the sale of a parcel at The Plaza at Magnolia in Florence, South Carolina and a $0.6 million gain on the sale of an outparcel with an operating restaurant at New River Valley Mall in Christiansburg, Virginia. Also included in net income for the six months ended June 30, 2007 is a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania, and $0.8 million of condemnation proceeds

PREIT Announces Second Quarter 2007 Results

July 31, 2007

associated with highway improvements at Capital City Mall in Camp Hill, Pennsylvania. In the first six months of 2006, net loss allocable to common shareholders was affected by $4.0 million of executive separation expenses associated with the retirement of Jonathan B. Weller, formerly a Vice Chairman of the Company, and $2.8 million of additional depreciation and amortization expense that was recorded in connection with the reclassification of Schuylkill Mall from held for sale to continuing operations.

FFO for the second quarter of 2007 includes the $1.5 million gain from the parcel sale at The Plaza at Magnolia. FFO for the first six months of 2007 also includes $0.8 million from condemnation proceeds at Capital City Mall, while FFO for the first six months of 2006 was affected by the $4.0 million executive separation expense.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “We are pleased with our progress and the results of our redevelopment strategy. Net operating income, sales per square foot and occupancy are up at the eight redeveloped and renovated properties we completed in 2006, compared to a year ago. By the end of the year, we will have substantially completed five additional redevelopments and look forward to similar results at these and other active projects.”

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of June 30, 2007:

	Occupancy as of
	June 30, 2007	June 30, 2006
Retail portfolio weighted average: (1)
Total including anchors (2)	90.3%	90.4%
Excluding anchors	87.6%	87.7%
Enclosed malls weighted average: (1)
Total including anchors (2)	89.5%	89.3%
Excluding anchors	86.5%	86.0%
Power/strip centers weighted average:	96.0%	97.9%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Includes acquired vacant anchor stores until the space is decommissioned pending redevelopment.

	Twelve months ended June 30, 2007	Twelve months ended June 30, 2006
Sales per square foot (1)	$364	$351

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI increased $0.7 million for the second quarter of 2007, an increase of 0.9% from the second quarter of 2006. For the first six months of 2007, same store NOI decreased by $0.7 million, or 0.5%, compared to the first six months of 2006. Same store results represent retail properties that the Company owned for the full periods presented.

PREIT Announces Second Quarter 2007 Results

July 31, 2007

“We continue to improve the quality of our portfolio,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “By introducing first to the portfolio tenants and achieving our vision for these properties, we are enhancing the attractiveness of our properties to current and prospective tenants and the experiences of our customers. Seventeen of our properties are generating sales in excess of $350 per square foot, with ten of those above $400.”

Redemption of Preferred Shares

As previously announced, today the Company is redeeming all of its 2.475 million outstanding 11% Non-Convertible Senior Preferred Shares (“Preferred Shares”) for $52.50 per share plus $0.7486 per share in accrued and unpaid dividends, for an aggregate payment of $53.2486 per share. Notice of redemption and related materials have been sent to holders of record of the Preferred Shares.

2007 Outlook

The Company reaffirms its 2007 full-year estimates, as announced in May, that net income available to common shareholders per diluted share and FFO per diluted share will be as follows:

Estimates Per Diluted Share

Net income available to common shareholders	$0.66 - $0.74

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, gains on sale of properties, and other adjustments	$3.10

Funds From Operations (“FFO”)	$3.76 - $3.84

This guidance assumes the redemption of the Company’s Preferred Shares on or about July 31, 2007. As a result of the redemption, the $13.3 million excess of the carrying amount of the Preferred Shares, net of expenses, over the redemption price accounts for $0.35 per diluted share of net income available to common shareholders and $0.32 per diluted share of FFO. These amounts are included in the estimates provided above.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its second quarter and six months results, market trends, and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

PREIT Announces Second Quarter 2007 Results

July 31, 2007

For interested individuals unable to join the conference call, a replay of the call will be available through August 14, 2007 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay Pin Number: 8992564). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the United States, has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 57 properties, including 38 shopping malls, 11 strip and power centers and eight properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The Company is headquartered in Philadelphia, Pennsylvania, and its website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares, which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

PREIT Announces Second Quarter 2007 Results

July 31, 2007

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2006. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

# # #

PREIT Announces Second Quarter 2007 Results

July 31, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	June 30, 2007	December 31, 2006
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,939,788	$2,909,862
Construction in progress	265,429	216,892
Land held for development	5,616	5,616

Total investments in real estate	3,210,833	3,132,370
Accumulated depreciation	(351,016)	(306,893)

Net investments in real estate	2,859,817	2,825,477

INVESTMENTS IN PARTNERSHIPS, at equity	37,883	38,621

OTHER ASSETS:
Cash and cash equivalents	9,829	15,808
Rents and other receivables (net of allowance for doubtful accounts of $11,765 and $11,120 at June 30, 2007 and December 31, 2006, respectively)	41,318	46,065
Intangible assets (net of accumulated amortization of $121,597 and $108,545 at June 30, 2007 and December 31, 2006, respectively)	120,335	139,117
Deferred costs and other assets, net	106,113	79,120
Assets held for sale	—	1,401

Total assets	$3,175,295	$3,145,609

LIABILITIES:
Mortgage notes payable	$1,654,728	$1,572,908
Debt premium on mortgage notes payable	20,065	26,663
Exchangeable notes	287,500	—
Credit Facility	35,000	332,000
Notes payable	1,148	1,148
Distributions in excess of partnership investments	60,073	63,439
Tenants’ deposits and deferred rents	12,786	12,098
Accrued expenses and other liabilities	92,496	93,656
Liabilities related to assets held for sale	19	34

Total liabilities	2,163,815	2,101,946

MINORITY INTEREST:	69,231	114,363

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 37,107,000 shares at June 30, 2007 and 36,947,000 shares at December 31, 2006	38,714	36,947
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at June 30, 2007 and December 31, 2006	25	25
Capital contributed in excess of par	949,742	917,322
Accumulated other comprehensive income	22,783	7,893
Distributions in excess of net income	(69,015)	(32,887)

Total shareholders’ equity	942,249	929,300

Total liabilities, minority interest and shareholders’ equity	$3,175,295	$3,145,609

PREIT Announces Second Quarter 2007 Results

July 31, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended
(In thousands, except share and per share amounts)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$3,875	$3,863	$12,960	$4,504
Adjustments:
Minority interest	403	186	1,470	588
Dividends on preferred shares	(3,403)	(3,403)	(6,806)	(6,806)
Gains on sales of discontinued operations	—	—	(6,699)	—
Gains on sales of interests in real estate	(579)	—	(579)	—
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	31,881	30,027	63,096	59,506
Unconsolidated partnerships (a)	1,711	1,857	3,413	3,575
Discontinued operations	—	388	215	3,211

FUNDS FROM OPERATIONS (b)	$33,888	$32,918	$67,070	$64,578

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.82	$0.81	$1.62	$1.58

Weighted average number of shares outstanding	37,070	36,183	36,818	36,142
Weighted average effect of full conversion of OP Units	3,861	4,144	4,075	4,147
Effect of common share equivalents	437	527	445	595

Total weighted average shares outstanding, including OP Units	41,368	40,854	41,338	40,884

a)      Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)      Includes the non-cash effect of straight-line rents of $389 and $714 for the second quarter 2007 and 2006, respectively, and includes the non-cash effect of straight-line rents of $955 and $1,360 for the six months ended June 30, 2007 and 2006, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
REVENUE:
Real estate revenues:
Base rent	$70,854	$70,046	$141,753	$140,265
Expense reimbursements	32,885	32,527	67,659	65,593
Percentage rent	1,542	1,625	3,633	3,763
Lease termination revenue	243	334	718	2,144
Other real estate revenues	3,996	4,421	7,653	8,185

Total real estate revenues	109,520	108,953	221,416	219,950

Management company revenue	533	649	973	1,287
Interest and other income	484	496	1,788	886

Total revenue	110,537	110,098	224,177	222,123

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(30,992)	(30,209)	(63,496)	(61,021)
Utilities	(5,910)	(5,596)	(12,169)	(11,079)
Other property operating expenses	(5,679)	(6,522)	(11,295)	(12,455)

Total property operating expenses	(42,581)	(42,327)	(86,960)	(84,555)

Depreciation and amortization	(32,453)	(30,588)	(64,227)	(60,613)
Other expenses:
General and administrative expenses	(10,695)	(9,984)	(21,426)	(20,250)
Executive separation	—	—	—	(3,985)
Income taxes and other expenses	(85)	(163)	(411)	(241)

Total other expenses	(10,780)	(10,147)	(21,837)	(24,476)

Interest expense	(23,661)	(24,468)	(47,472)	(48,278)

Total expenses	(109,475)	(107,530)	(220,496)	(217,922)

Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	1,062	2,568	3,681	4,201
Equity in income of partnerships	1,169	1,348	2,124	3,031
Gains on sales of interests in real estate	579	—	579	—
Gains on sales of non-operating real estate	1,484	154	1,484	215

Income before minority interest and discontinued operations	4,294	4,070	7,868	7,447
Minority interest	(405)	(185)	(780)	(828)

Income from continuing operations	3,889	3,885	7,088	6,619

Discontinued operations:
Operating results from discontinued operations	(16)	(21)	(137)	(2,355)
Gains on sales of discontinued operations	—	—	6,699	—
Minority interest	2	(1)	(690)	240

Income (loss) from discontinued operations	(14)	(22)	5,872	(2,115)

Net income	3,875	3,863	12,960	4,504
Dividends on preferred shares	(3,403)	(3,403)	(6,806)	(6,806)

Net income available (loss allocable) to common shareholders	$472	$460	$6,154	$(2,302)

BASIC EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.01	$0.01	$(0.01)	$(0.02)
From discontinued operations	—	—	0.16	(0.06)

TOTAL BASIC EARNINGS (LOSS) PER SHARE	$0.01	$0.01	$0.15	$(0.08)

DILUTED EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.01	$0.01	$(0.01)	$(0.02)
From discontinued operations	—	—	0.16	(0.06)

TOTAL DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$0.01	$0.15	$(0.08)

Weighted average number of shares outstanding for diluted EPS	37,507	36,710	36,818	36,142

PREIT Announces Second Quarter 2007 Results

July 31, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$3,875	$3,863	$12,960	$4,504

Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	32,453	30,588	64,227	60,613
Unconsolidated partnerships	1,711	1,857	3,413	3,575
Discontinued operations	—	388	215	3,211
Interest expense
Wholly owned and consolidated partnerships	23,661	24,468	47,472	48,278
Unconsolidated partnerships	3,107	2,433	6,180	4,835
Discontinued operations	—	302	136	614
Minority interest	403	186	1,470	588
Gains on sales of interests in real estate	(579)	—	(579)	—
Gains on sales of non-operating real estate	(1,484)	(154)	(1,484)	(215)
Gains on sales of discontinued operations	—	—	(6,699)	—
Other expenses	10,780	10,147	21,837	20,491
Executive separation	—	—	—	3,985
Management company revenue	(533)	(649)	(973)	(1,287)
Interest and other income	(484)	(496)	(1,788)	(886)

Property net operating income	$72,910	$72,933	$146,387	$148,306

Same store retail properties	$72,885	$72,222	$146,090	$146,754
Non-same store properties	25	711	297	1,552

Property net operating income	$72,910	$72,933	$146,387	$148,306

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Gross revenues from real estate	$16,921	$16,228	$33,565	$32,446

Expenses:
Property operating expenses	(4,943)	(4,956)	(10,128)	(9,561)
Mortgage interest expense	(6,213)	(4,858)	(12,353)	(9,660)
Depreciation and amortization	(3,297)	(3,590)	(6,578)	(6,903)

Total expenses	(14,453)	(13,404)	(29,059)	(26,124)

Net income from real estate	2,468	2,824	4,506	6,322
Partners’ share	(1,234)	(1,413)	(2,253)	(3,161)

Company’s share	1,234	1,411	2,253	3,161
Amortization of excess investment	(65)	(63)	(129)	(130)

EQUITY IN INCOME OF PARTNERSHIPS	$1,169	$1,348	$2,124	$3,031